July 28, 2026 — Aaron Rankin [Address Redacted] Re: Employment Terms Dear Aaron: Sprout Social, Inc. (the “Company”) is pleased to offer you employment beginning on August 3, 2026 (the “Start Date”). Position Your initial position will be Chief Technology Officer, responsible for performing such duties as are assigned to you from time to time, reporting to Ryan Barretto, Chief Executive Officer. Of course, the Company may change your position, duties, and work location from time to time at its discretion. Compensation and Benefits Your initial base salary will be paid at the rate of $430,000 per year, less payroll deductions and withholdings, paid on the Company’s normal payroll schedule. With respect to each fiscal year of the Company commencing with 2026, you will also be eligible to earn an annual cash performance-based bonus, which shall be targeted at 60% of your base salary. The amount of this bonus will be based on the achievement of Company and/or individual performance objectives, in each case, that are established by the Company in its sole discretion for the applicable performance period. Notwithstanding anything to the contrary herein, your bonus, if any, may be below (including zero), at, or above, the target amount based upon the achievement of the performance goals, as determined by the Company in its sole discretion. Currently, a portion of the bonus, to the extent earned, is paid quarterly and a portion of the bonus, to the extent earned, is paid annually, in each case, following certification of the applicable performance objectives, which payment timing and performance period is subject to change as determined by the Company. In any event, the Company will pay you this bonus, if any, no later than March 15th of the calendar year following the year to which it relates. The bonus is not earned until paid, and no pro-rated amount will be paid if your employment terminates for any reason prior to the payment date. With respect to the quarterly component for the third quarter of 2026 and the annual component for fiscal year 2026, your bonus will be prorated based on your start date. During your employment, you will be eligible to participate in the benefits plans offered to similarly situated employees by the Company from time to time, subject to plan terms and generally applicable Company policies. Currently, exempt employees do not accrue vacation. Since vacation is not allotted or accrued, no “unused” vacation time will be carried over from one year to the next nor paid out upon termination. A full description of current benefits is available for your review. The Company may change compensation and benefits from time to time at its discretion. Sprout Social | 131 South Dearborn Street, Suite 700 | Chicago, IL 60603 | 866-878-3231 | sproutsocial.com

Equity Subject to approval by the Board, the Company anticipates granting you an award of restricted stock units (“RSUs”) pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan (the “Plan”) with a target value of $1,000,000. The number of RSUs granted will be calculated by dividing the target grant value by the average closing price of a share of the Company’s Class A common stock over the prior thirty days inclusive of the grant date. The RSUs will be subject to the following vesting schedule: 1/2 of the total RSUs will vest on September 1, 2027, and 1/8th of the total RSUs will vest on each quarterly anniversary of September 1, 2027 thereafter, subject to your continuous service (as defined in the Plan) as of each such date. Notwithstanding anything herein to the contrary, the RSUs will be governed by the terms and conditions of the Plan and the applicable grant agreement thereunder. Severance Plan Subject to approval by the Compensation Committee of the Company’s board of Directors (the “Board”), you will be eligible to participate in the Sprout Social, Inc. Severance Plan (the “Severance Plan”). Specifically, you will be designated as a “Tier 2 Covered Executive” under the Severance Plan, who is eligible to receive the corresponding benefits applicable to such tier, subject to, and in accordance with, the terms and conditions set forth in the Severance Plan. Best Efforts/Outside Activities. You must devote your best efforts and substantially all of your working time, attention, and energy to the Company; provided, however, that you may engage in civic and not-for-profit activities as long as such activities do not materially interfere with your obligations to the Company or create a conflict of interest. During your employment, you agree not to engage in any business or for-profit activities outside the Company, including serving on any advisory boards or boards of directors of for-profit entities, without the prior written approval of the Company, which approval may be rescinded at any time in the Company’s sole discretion. By signing this letter, you represent that, to the best of your knowledge, you are not subject to any other contract or duty that would interfere in any way with your acceptance of employment with the Company or your performance of your employment duties hereunder. At-Will Employment. Your employment relationship with the Company will be, at all times, at will. Accordingly, both you and the Company retain the right to terminate the employment relationship at any time, for any or no reason, with or without advance notice; however, we ask that you provide the Company with at least four weeks advance notice of resignation to allow for an orderly transition. The Company may elect to have your resignation become effective earlier if your transition services are no longer needed. Confidential Information and Company Policies As a Company employee, you will be expected to abide by Company rules and policies. As a condition of employment, you must sign and comply with the Employee Confidential Information and Inventions Assignment Agreement (“CIIAA”) attached as Exhibit A to this letter. By signing this letter you are representing that you have full authority to accept this position and perform the duties of the position without conflict with any other obligations and that you are not involved in any situation that might create, or appear to create, a conflict of interest with respect to your loyalty or duties to the Company. You specifically warrant that you are not subject to an employment agreement or restrictive covenant preventing full performance of your duties to the Company. You agree not to bring to the Company or use in the performance of your responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless you have obtained express written authorization from the former employer for their possession and use. You also agree to honor all obligations to former employers during your employment with the Company. Sprout Social | 131 South Dearborn Street, Suite 700 | Chicago, IL 60603 | 866-878-3231 | sproutsocial.com

Conditions, Dispute Resolution, and Complete Agreement This offer is contingent upon a satisfactory reference check and satisfactory proof of your right to work in the United States. If the Company informs you that you are required to complete a background check, this offer is contingent upon satisfactory clearance of such background check. You agree to assist as needed and to complete any documentation at the Company’s request to meet these conditions. To aid in the rapid and economical resolution of any disputes that may arise in the course of your employment relationship, and in exchange for the mutual promises contained in this offer letter, you and the Company agree that any and all disputes, claims, or demands in any way arising out of or relating to the terms of this Agreement (including but not limited to the CIIAA incorporated by reference herein), your employment relationship with the Company, or the termination of that employment relationship (including statutory claims and any claims brought by or against Company employees), shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Francisco, California (or such other mutually acceptable location) conducted before a single neutral arbitrator by JAMS, Inc. (“JAMS”) or its successor, under the then applicable JAMS Arbitration Rules and Procedures for Employment Disputes (available at http://www.jamsadr.com/rules-employment-arbitration/ and which will be provided to you on request). You acknowledge that by agreeing to this arbitration procedure, you and the Company waive the right to resolve any such dispute, claim or demand through a trial by jury or judge. The Federal Arbitration Act, 9 U.S.C. § 1 et seq., will, to the fullest extent permitted by law, govern the interpretation and enforcement of this arbitration agreement and any arbitration proceedings. This provision shall not be mandatory for any claim or cause of action to the extent applicable law prohibits subjecting such claim or cause of action to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”), including claims or causes of action alleging sexual harassment or a nonconsensual sexual act or sexual contact, or unemployment or workers’ compensation claims brought before the applicable state governmental agency. In the event you or the Company intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. Nothing herein prevents you from filing and pursuing proceedings before a federal or state governmental agency, although if you choose to pursue a claim following the exhaustion of any applicable administrative remedies, that claim would be subject to this provision. In addition, with the exception of Excluded Claims arising out of 9 U.S.C. § 401 et seq., all claims, disputes, or causes of action under this section, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class, representative, or collective proceeding, nor joined or consolidated with the claims of any other person or entity. You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive all rights to have any dispute be brought, heard, administered, resolved, or arbitrated on a class, representative, or collective action basis. The arbitrator may not consolidate the claims of more than one person or entity and may not preside over any form of representative or class proceeding. If a court finds, by means of a final decision, not subject to any further appeal or recourse, that the preceding sentences regarding class, representative, or collective claims or proceedings violate applicable law or are otherwise found unenforceable as to a particular claim or request for relief , the parties agree that any such claim(s) or request(s) for relief be severed from the arbitration and may proceed in a court of law rather than by arbitration. All other claims or requests for relief shall be arbitrated. You will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration and procedural questions which grow out of the dispute and bear on the final disposition are matters for the arbitrator to decide, provided however, that if required by applicable law, a court and not the arbitrator may determine the enforceability of this paragraph with respect to Excluded Claims. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of what you would pay if the matter were litigated in court. Each party is responsible for its own attorneys’ fees, subject to applicable law. Nothing herein is intended to prevent you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction. You hereby consent to the personal jurisdiction and Sprout Social | 131 South Dearborn Street, Suite 700 | Chicago, IL 60603 | 866-878-3231 | sproutsocial.com

venue of the state and federal courts in and for the county in which the Company’s headquarters are located for any court action brought pursuant to this Section. This letter, and the Exhibit(s) attached hereto, forms the complete and exclusive statement of the terms of your employment with the Company. It supersedes any other agreements or promises made to you by anyone, whether oral or written. Changes in your employment terms, other than those changes expressly reserved to the Company’s discretion in this letter, require a written modification signed by an officer of the Company. If any provision of this offer letter agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this offer letter agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This letter may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes. Please sign and date this letter and return them to me by July __, 2026 if you wish to accept employment at the Company under the terms described above. We look forward to your favorable reply and to a productive and enjoyable work relationship. Sincerely, /s/Ryan Barretto ___________________________ Ryan Barretto Chief Executive Officer Understood and Accepted: /s/Aaron Rankin 7/29/2026 _____________________________ _____________________________ Aaron Rankin Date Sprout Social | 131 South Dearborn Street, Suite 700 | Chicago, IL 60603 | 866-878-3231 | sproutsocial.com

EXHIBIT A CIIAA Sprout Social | 131 South Dearborn Street, Suite 700 | Chicago, IL 60603 | 866-878-3231 | sproutsocial.com